                                Rule 424(b)(3)
                          Registration No. 33-60071

PRICING SUPPLEMENT NO. 29 DATED OCTOBER 4, 1996 TO PROSPECTUS DATED JULY 14, 1995 AND PROSPECTUS SUPPLEMENT DATED JULY 19, 1995


                             SARA LEE CORPORATION
                         Medium-Term Notes, Series C
                                 (Fixed Rate)

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Principal Amount:  $9,250,000                                                           Issue Date:  October 9, 1996
Issue Price:  99.868%                                                                   Stated Maturity:  October 9, 2006
Commission of Selling Agents:  NIL                                                      Specified Currency:  U.S. Dollars
Net Proceeds to Issuer:  $9,237,790                                                     Form:     X    Global
Interest Rate:  6.95%                                                                            ---
Selling Agents:  Lazard Freres                                                                         Certificated
Trade Date:  October 4, 1996                                                                     ---
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Interest Payment Dates:                                                                 Amortizing Notes:
 X  As specified in Prospectus Supplement                                                     Yes
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    Other (specify) _____________________                                                  X  No
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Regular Record Date:                                                                    Each payment of principal of, and interest
 X  As specified in Prospectus Supplement                                               on, the Notes will be made:
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    Other (specify) _____________________                                                     Quarterly
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Original Issue Discount Note:                                                              X  Semiannually
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   Yes   X  No                                                                                Other (specify) __________________
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Original Issue Discount ____________________%                                           Interest rate may be reset:   Yes  X  No
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Yield to Maturity: ________________________%                                                    Terms of reset:
Repurchase Price (for Discount Securities):                                             Redemption Information:

Other Provisions:                                                                       Repayment Information

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The aggregate principal amount of this offering is U.S. $9,250,000 and relates only to Pricing Supplement No. 29.  Medium-Term
Notes, Series C, may be issued by the Company in the aggregate principal amount of up to U.S. $500,000,000 or the equivalent in foreign currencies or foreign currency units.  To date, including this offering, an aggregate of U.S. $332,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series C, have been issued.
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        TYPE OF SALE:                                   IF PRINCIPAL, TRANSACTION, REOFFERING AT:

     As Agent                           X  varying prices related to prevailing market prices at the time of resale
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 X   As Principal                          fixed public offering prices of _______% of Principal Amount
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